UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): April 30, 2015

LGI HOMES, INC. (Exact name of registrant as specified in its charter)

Delaware	001-36126	46-3088013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Lake Robbins Drive, Suite 430, The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
(281) 362-8998
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of stockholders of LGI Homes, Inc. (the “Company”) held on April 30, 2015, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 19, 2015.

Election of Directors (Item 1)

The following nominees for director were elected to serve one-year terms expiring at the Company's 2016 annual meeting of stockholders:

Nominee	For	Against	Abstentions	Broker Non-Votes
Ryan Edone	11,917,544	0.00	8,751	3,790,827
Duncan Gage	11,917,544	0.00	8,751	3,790,827
Eric Lipar	11,842,119	0.00	84,176	3,790,827
Bryan Sansbury	11,890,263	0.00	36,032	3,790,827
Steven Smith	10,813,977	0.00	1,112,318	3,790,827
Robert Vahradian	11,889,362	0.00	36,933	3,790,827

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2)

The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified:

For	Against	Abstentions	Broker Non-Votes
15,693,978	9,547	13,597	0.00

Approval of the Flexible Settlement Feature in the Company’s 4.25% Convertible Notes Due 2019 (Item 3)

The flexible settlement feature in the Company’s 4.25% Convertible Notes Due 2019 was approved:

For	Against	Abstentions	Broker Non-Votes
11,784,147	132,730	9,418	3,790,827

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015
LGI HOMES, INC.

	By:	/s/ Eric T. Lipar
Eric T. Lipar
Chief Executive Officer and Chairman of the Board